Exhibit 99.1
1800 N Route Z
Columbia, MO 65202
(800) 338-9585
NASDAQ: AOUT

Contact: Liz Sharp, VP, Investor Relations
lsharp@aob.com
(573) 303-4620

American Outdoor Brands, Inc. Reports
Fourth Quarter and Full Fiscal 2026 Financial Results
COLUMBIA, Mo., June 25, 2026 – American Outdoor Brands, Inc. (NASDAQ Global Select: AOUT), an innovation company that provides product solutions for outdoor enthusiasts, today announced financial results for the fourth quarter and full year fiscal 2026 ended April 30, 2026.

Full Year Fiscal 2026 Financial Highlights
•Full year net sales were $190.5 million, a decrease of $31.8 million, or 14.3%, compared with net sales of $222.3 million for the prior year. Adjusted for $10.0 million of orders that were accelerated by retailers from fiscal 2026 into the final weeks of fiscal 2025, net sales declined by 5.4%.
•Full year GAAP gross margin was 44.7%, compared to 44.6% for the prior year.
•Full year GAAP net loss was $9.2 million, or ($0.73) per diluted share, compared with a GAAP net loss of $77,000, ($0.01) per diluted share, for the prior year.
•Full year non-GAAP net income was $3.7 million, or $0.28 per diluted share, compared with non-GAAP net income of $10.0 million, or $0.76 per diluted share, for the prior year. GAAP to non-GAAP adjustments for net income exclude acquired intangible amortization, stock compensation, non-cash impairment of assets held for sale related to the company’s ust® brand, and other costs. For detailed reconciliation, see the schedules that follow in this release.
•Full year Adjusted EBITDA was $10.2 million, or 5.3% of net sales, compared with Adjusted EBITDA of $17.7 million, or 7.9% of net sales, for the prior year. For a detailed reconciliation, see the schedules that follow in this release.

Fourth Quarter Fiscal 2026 Financial Highlights
•Quarterly net sales were $47.1 million, a decrease of $14.9 million, or 24.0%, compared with quarterly net sales of $61.9 million for the comparable quarter last year. Adjusted for $10.0 million of orders that were accelerated by retailers from the first quarter of fiscal 2026 into the fourth quarter of fiscal 2025, net sales declined by 9.2%.
•Quarterly gross margin was 46.9%, compared with quarterly gross margin of 40.9% for the comparable quarter last year.
•Quarterly GAAP net loss was $381,000, or $(0.03) per diluted share, compared with a GAAP net loss of $989,000, or $(0.08) per diluted share for the comparable quarter last year.

1800 N Route Z
Columbia, MO 65202
(800) 338-9585
NASDAQ: AOUT

•Quarterly non-GAAP net income was $1.7 million, or $0.13 per diluted share, compared with $1.7 million, or $0.13 per diluted share, for the comparable quarter last year. GAAP to non-GAAP adjustments for net income exclude acquired intangible amortization, stock compensation, and other costs. For a detailed reconciliation, see the schedules that follow in this release.
•Quarterly non-GAAP Adjusted EBITDA was $3.5 million, or 7.5% of net sales, compared with $3.5 million, or 5.6% of net sales for the comparable quarter last year. For a detailed reconciliation, see the schedules that follow in this release.

Brian Murphy, President and Chief Executive Officer, said, "I am proud of what our team accomplished during fiscal 2026. Our brands continued to resonate with consumers, demonstrated by POS results in our Outdoor Lifestyle category that increased 7% year over year, and in our Shooting Sports category, which increased 1% year over year. At the same time, we delivered meaningful innovation, drove expanded distribution of our brands and products with retailers, took steps to optimize our brand portfolio, and successfully leveraged the agility of our operating model to navigate tariff uncertainty and a dynamic retail environment.

“Innovation remains a key driver of our business, with new products representing over 29% of fiscal 2026 net sales. We continue to build connected ecosystems driven by smart products around our key brands. During the year, we expanded Caldwell’s ClayCopter® and Claymore® lines for shotgun enthusiasts, with the Claymore Connect™, as well as the ClayCopter Surface-to-Air™ – a revolutionary, wireless ground launcher that integrates with our Caldwell Clays™ app and makes Caldwell® the only brand that can connect to and simultaneously control up to 10 Claymore Connect or ClayCopter Surface-To-Air launchers, allowing the combination of traditional clays and ClayCopter targets on a single course. We also partnered our BUBBA® brand with Major League Fishing to introduce SCORETRACKER® LIVE, a transformative platform for competitive fishing professionals and everyday anglers that delivers real-time tournament management, scoring, spectating, and excitement via our BUBBA® app and smart fish scales – set to launch to consumers at ICAST in July. These initiatives redefine their respective categories, injecting them with the excitement of gamification and real-time competition. They also underscore our belief that innovation remains one of the most important drivers of consumer engagement, distribution expansion, and long-term growth across our portfolio.

"While fiscal 2026 presented challenges across the industry, our business demonstrated resilience. Throughout the year, our team successfully navigated a rapidly evolving tariff environment, continuing to enhance the flexibility and responsiveness of our supply chain, and preserving our rights to potential tariff refunds. Together with signs of improving retail inventory conditions, these results reinforce our belief that our long-term model remains intact. While we are mindful of the uncertainties that continue to affect the consumer marketplace, we are encouraged by the strength of our brands and the favorable consumer demand reflected in our POS results. We believe that, together, these factors position us well to return to growth in fiscal 2027."

Andrew Fulmer, Chief Financial Officer, said, "Fiscal 2026 was a year of disciplined financial execution. We reduced inventory by approximately $9.5 million, delivered gross margins of 44.7%, repurchased over $5 million of our common stock, and ended the year with $21.4 million in cash and no debt. While net sales for the full year and fourth quarter declined from prior periods, a large portion of the decline was attributable

1800 N Route Z
Columbia, MO 65202
(800) 338-9585
NASDAQ: AOUT

to approximately $10 million of orders that retailers accelerated into the final weeks of fiscal 2025 ahead of anticipated tariff-related price actions. Despite those dynamics, we made meaningful progress throughout the year, and we enter fiscal 2027 with an improved inventory position and a strong balance sheet, which provides us with the flexibility to invest in organic growth initiatives while pursuing strategic opportunities that support long-term shareholder value creation."

Fiscal 2027 Outlook
"We believe that the progress we achieved during fiscal 2026, together with the strength of our brands and our innovation pipeline, supports our outlook for fiscal 2027. Accordingly, we expect net sales to be in the range of $200.0 million to $210.0 million, which would represent growth of approximately 5% to 10% compared to fiscal 2026 reported net sales. We expect Adjusted EBITDA for fiscal 2027 to be in the range of 6.5% to 7.5% of net sales, which at the midpoints, would represent an increase of more than 40% over prior year Adjusted EBITDA,” concluded Fulmer.

Conference Call and Webcast
The Company will host a conference call and webcast today, Thursday, June 25, 2026, to discuss its fourth quarter and full year fiscal 2026 financial and operational results. Speakers on the conference call will include Brian Murphy, President and Chief Executive Officer, and Andrew Fulmer, Chief Financial Officer. The conference call may include forward-looking statements and a discussion of non-GAAP financial measures. The conference call and webcast will begin at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time). Those interested in listening to the conference call via telephone may call directly at (833) 630-1956 and ask to join the American Outdoor Brands call. No RSVP is necessary. The conference call audio webcast can also be accessed live on the Company's website at www.aob.com, under the Investor Relations section.

Reconciliation of U.S. GAAP to Non-GAAP Financial Measures
In this press release, certain non-GAAP financial measures, including “non-GAAP net income,” “Adjusted EBITDA,” and net sales adjusted for $10.0 million of orders that were accelerated by retailers from fiscal 2026 into the final weeks of fiscal 2025 are presented. A reconciliation of “non-GAAP net income,” “Adjusted EBITDA,” and other non-GAAP financial measures is contained at the end of this press release. From time to time, the Company considers and uses these non-GAAP financial measures as supplemental measures of operating performance in order to provide the reader with an improved understanding of underlying performance trends. The Company believes it is useful for itself and the reader to review, as applicable, both (1) GAAP measures that include (i) amortization of acquired intangible assets, (ii) stock compensation, (iii) impairment of assets held for sale, (iv) non-recurring inventory reserve adjustment, (v) emerging growth status transition costs, (vi) technology implementation, (vii) contract exit costs, (viii) income tax adjustments, (ix) interest income, (x) income tax expense, and (xi) depreciation and amortization; and (2) the non-GAAP measures that exclude such information. The Company presents these non-GAAP measures because it considers them an important supplemental measure of its performance and believes the disclosure of such measures provides useful information to investors regarding the Company’s financial condition and results of operations. The Company’s definition of these adjusted financial measures may differ from similarly named measures used by others. The Company believes these measures facilitate operating performance comparisons from period to period by eliminating potential differences caused by the existence and timing of certain expense items that would not otherwise be apparent on a GAAP basis. These non-GAAP measures have limitations as an analytical tool and should not be considered in isolation

1800 N Route Z
Columbia, MO 65202
(800) 338-9585
NASDAQ: AOUT

or as a substitute for the Company's GAAP measures. The principal limitations of these measures are that they do not reflect the Company's actual expenses and may thus have the effect of inflating its financial measures on a GAAP basis.

About American Outdoor Brands, Inc.
American Outdoor Brands, Inc. (NASDAQ Global Select: AOUT) is an innovation company that provides product solutions for outdoor enthusiasts, including hunting, fishing, camping, shooting, meat processing, outdoor cooking, and personal security and personal defense products. The Company produces innovative, high-quality products under brands including BOG®; BUBBA®; Caldwell®; Crimson Trace®; Frankford Arsenal®; Grilla®; Hooyman®; Imperial®; LaserLyte®; Lockdown®; MEAT! Your Maker®; Old Timer®; Schrade®; Tipton®; Uncle Henry®; and Wheeler®. For more information about all the brands and products from American Outdoor Brands, Inc., visit www.aob.com.
Safe Harbor Statement
Certain statements contained in this press release may be deemed to be forward-looking statements under federal securities laws, and we intend that such forward-looking statements be subject to the safe harbor created thereby. All statements other than statements of historical facts contained or incorporated herein by reference in this press release, including statements regarding our future operating results, future financial position, business strategy, objectives, goals, plans, prospects, markets, and plans and objectives for future operations, are forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “targets,” “contemplates,” “projects,” “predicts,” “may,” “might,” “plan,” “would,” “should,” “could,” “may,” “can,” “potential,” “continue,” “objective,” or the negative of those terms, or similar expressions intended to identify forward-looking statements. However, not all forward-looking statements contain these identifying words. Specific forward-looking statements in this press release include our beliefs that our brands continued to resonate with consumers; our operating model allows us to navigate tariff uncertainty and a dynamic retail environment; that innovation remains one of the most important drivers of consumer engagement, distribution expansion, and long-term growth across our portfolio; we will experience a return to growth in fiscal 2027; our current situation provides us flexibility to invest in organic growth initiatives while pursuing strategic opportunities that support long-term shareholder value creation; and our estimates and predictions under “Fiscal 2027 Outlook.” We caution that these statements are qualified by important risks, uncertainties, and other factors that could cause actual results to differ materially from those reflected by such forward-looking statements. Such factors include, among others, potential disruptions in our ability to source the materials necessary for the production of our products, disruptions and delays in the manufacture of our products, and difficulties encountered by retailers and other components of the distribution channel for our products; economic, social, political, legislative, and regulatory factors, such as the impact from changing economic policies, tariffs and supply chain constraints; the potential for product recalls, product liability, and other claims or lawsuits against us; inventory levels, both internally and in the distribution channel, in excess of demand; natural disasters, pandemics, seasonality, news events, political events, and consumer tastes; future investments for capital expenditures; our ability to introduce new products that are successful in the marketplace; interruptions of our arrangements with third-party contract manufacturers and freight carriers that disrupt our ability to fill our customers’ orders; the features, quality, and performance of our products; the success of our strategies

1800 N Route Z
Columbia, MO 65202
(800) 338-9585
NASDAQ: AOUT

and marketing programs; lower levels of consumer spending in general and specific to our products or product categories; liquidity and anticipated cash needs and availability; increases in costs or decreases in availability of finished products, components, and raw materials; the uncertainty around tariff policies and potential recovery of tariffs paid that have been determined to be unlawful, and the potential for increased tariffs on our products, including additional tariffs that may be imposed by the current presidential administration; our ability to maintain or strengthen our brand recognition and reputation; risks associated with the distribution of our products and overall availability of labor; and other factors detailed from time to time in our reports filed with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the fiscal year ended April 30, 2026.

1800 N Route Z
Columbia, MO 65202
(800) 338-9585
NASDAQ: AOUT

AMERICAN OUTDOOR BRANDS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In thousands, except par value and share data)

	As of:
	April 30, 2026	April 30, 2025

ASSETS
Current assets:
Cash and cash equivalents	$21,436	$23,423
Accounts receivable, net of allowance for credit losses of $419 on April 30, 2026 and $159 on April 30, 2025	29,233	39,337
Inventories	91,889	104,717
Assets held for sale	734	—
Prepaid expenses	2,268	2,435
Other current assets	16,978	1,535
Income tax receivable	156	143
Total current assets	162,694	171,590
Property, plant, and equipment, net	9,327	11,231
Intangible assets, net	23,527	31,411
Right-of-use assets	30,710	31,896
Other assets	362	227
Total assets	$226,620	$246,355
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$13,432	$15,717
Accrued expenses	13,212	13,872
Accrued payroll and incentives	1,700	5,871
Lease liabilities, current	1,569	1,336
Total current liabilities	29,913	36,796
Lease liabilities, net of current portion	30,814	31,949
Total liabilities	60,727	68,745
Commitments and contingencies
Equity:
Preferred stock, $0.001 par value, 20,000,000 shares authorized, no shares issued or outstanding on April 30, 2026 and April 30, 2025	—	—
Common stock, $0.001 par value, 100,000,000 shares authorized, 15,288,148 shares issued and 12,459,004 shares outstanding on April 30, 2026 and 14,974,217 shares issued and 12,696,356 shares outstanding on April 30, 2025	15	15
Additional paid in capital	283,327	280,711
Retained deficit	(83,908)	(74,700)
Treasury stock, at cost (2,829,144 shares on April 30, 2026 and 2,277,861 shares on April 30, 2025)	(33,541)	(28,416)
Total equity	165,893	177,610
Total liabilities and equity	$226,620	$246,355

1800 N Route Z
Columbia, MO 65202
(800) 338-9585
NASDAQ: AOUT

AMERICAN OUTDOOR BRANDS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	For the Three Months Ended April 30,		For the Twelve Months Ended April 30,
	2026	2025	2026	2025

	(Unaudited)
Net sales	$47,059	$61,942	$190,536	$222,322
Cost of sales	25,000	36,633	105,342	123,058
Gross profit	22,059	25,309	85,194	99,264
Operating expenses:
Research and development	1,578	2,223	6,087	7,710
Selling, marketing, and distribution	12,528	14,187	51,748	55,563
General and administrative	8,312	9,852	32,926	36,145
Impairment of assets held for sale	—	—	3,433	—
Total operating expenses	22,418	26,262	94,194	99,418
Operating loss	(359)	(953)	(9,000)	(154)
Other (expense)/income, net:
Other income/(expense), net	12	(49)	113	140
Interest (expense)/income, net	(43)	44	(276)	60
Total other (expense)/income, net	(31)	(5)	(163)	200
(Loss)/income from operations before income taxes	(390)	(958)	(9,163)	46
Income tax (benefit)/expense	(9)	31	45	123
Net loss	$(381)	$(989)	$(9,208)	$(77)
Net loss per share:
Basic and diluted	$(0.03)	$(0.08)	$(0.73)	$(0.01)

1800 N Route Z
Columbia, MO 65202
(800) 338-9585
NASDAQ: AOUT

AMERICAN OUTDOOR BRANDS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	For the Twelve Months Ended April 30,
	2026	2025

Cash flows from operating activities:
Net loss	$(9,208)	$(77)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	12,438	13,275
Loss on sale/disposition of assets	—	15
Provision for credit losses on accounts receivable	(363)	26
Impairment of assets held for sale	3,433	—
Stock-based compensation expense	3,071	3,500
Changes in operating assets and liabilities:
Accounts receivable	10,467	(13,635)
Inventories	9,430	(11,402)
Accounts payable	(1,617)	834
Accrued liabilities	(6,339)	5,889
Other current assets	(15,248)	2,890
Other	251	44
Net cash provided by operating activities	6,315	1,359
Cash flows from investing activities:
Payments to acquire patents and software	(418)	(743)
Payments to acquire property and equipment	(2,046)	(3,153)
Net cash used in investing activities	(2,464)	(3,896)
Cash flows from financing activities:
Proceeds from loans and notes payable	9,120	7,000
Payments on notes and loans payable	(9,120)	(7,000)
Payments to acquire treasury stock	(5,125)	(3,842)
Cash paid for debt issuance costs	(258)	—
Proceeds from exercise of options to acquire common stock, including employee stock purchase plan	620	628
Payment of employee withholding tax related to restricted stock units	(1,075)	(524)
Net cash used in financing activities	(5,838)	(3,738)
Net decrease in cash and cash equivalents	(1,987)	(6,275)
Cash and cash equivalents, beginning of period	23,423	29,698
Cash and cash equivalents, end of period	$21,436	$23,423

1800 N Route Z
Columbia, MO 65202
(800) 338-9585
NASDAQ: AOUT

AMERICAN OUTDOOR BRANDS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP FINANCIAL MEASURES TO NON-GAAP FINANCIAL MEASURES
(In thousands, except per share data)

	For the Three Months Ended April 30,			For the Twelve Months Ended April 30,
	2026		2025	2026	2025
	(Unaudited)
GAAP gross profit	$22,059		$25,309	$85,194	$99,264
Non-recurring inventory reserve adjustment	—		—	—	444
Non-GAAP gross profit	$22,059		$25,309	$85,194	$99,708
GAAP operating expenses	$22,418		$26,262	$94,194	$99,418
Amortization of acquired intangible assets	(1,717)		(2,119)	(7,178)	(8,475)
Stock compensation	(796)		(815)	(3,071)	(3,500)
Impairment of assets held for sale	—		—	(3,433)	—
Technology implementation	—		—	(41)	—
Emerging growth status transition costs	—		(213)	—	(458)
Other	(132)		—	(213)	(100)
Non-GAAP operating expenses	$19,773		$23,115	$80,258	$86,885
GAAP operating loss	$(359)		$(953)	$(9,000)	$(154)
Amortization of acquired intangible assets	1,717		2,119	7,178	8,475
Stock compensation	796		815	3,071	3,500
Impairment of assets held for sale	—		—	3,433	—
Non-recurring inventory reserve adjustment	—		—	—	444
Technology implementation	—		—	41	—
Emerging growth status transition costs	—		213	—	458
Other	132		—	213	100
Non-GAAP operating income	$2,286		$2,194	$4,936	$12,823
GAAP net loss	$(381)		$(989)	$(9,208)	$(77)
Amortization of acquired intangible assets	1,717		2,119	7,178	8,475
Stock compensation	796		815	3,071	3,500
Impairment of assets held for sale	—		—	3,433	—
Non-recurring inventory reserve adjustment	—		—	—	444
Technology implementation	—		—	41	—
Emerging growth status transition costs	—		213	—	458
Other	132		—	213	100
Income tax adjustments	(531)		(472)	(1,053)	(2,872)
Non-GAAP net income	$1,733		$1,686	$3,675	$10,028
GAAP net loss per share - diluted	$(0.03)		$(0.08)	$(0.73)	$(0.01)
Amortization of acquired intangible assets	0.14		0.17	0.57	0.66
Stock compensation	0.06		0.06	0.24	0.27
Impairment of assets held for sale	—		—	0.27	—
Non-recurring inventory reserve adjustment	—		—	—	0.03
Technology implementation	—		—	—	—
Emerging growth status transition costs	—		0.02	—	0.04
Other	0.01		—	0.01	—
Income tax adjustments	(0.04)		(0.04)	(0.08)	(0.22)
Non-GAAP net income per share - diluted	$0.13	(a)	$0.13	$0.28	$0.76	(a)
(a)Non-GAAP net income per share does not foot due to rounding.

1800 N Route Z
Columbia, MO 65202
(800) 338-9585
NASDAQ: AOUT

AMERICAN OUTDOOR BRANDS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP NET LOSS TO NON-GAAP ADJUSTED EBITDA
(In thousands)

	For the Three Months Ended April 30,		For the Twelve Months Ended April 30,
	2026	2025	2026	2025
	(Unaudited)
GAAP net loss	$(381)	$(989)	$(9,208)	$(77)
Interest expense/(income)	43	(44)	276	(60)
Income tax (benefit)/expense	(9)	31	45	123
Depreciation and amortization	2,950	3,437	12,322	13,179
Stock compensation	796	815	3,071	3,500
Impairment of assets held for sale	—	—	3,433	—
Technology implementation	—	—	41	—
Non-recurring inventory reserve adjustment	—	—	—	444
Emerging growth status transition costs	—	213	—	458
Contract exit costs	62	—	62	—
Other	70	—	151	100
Non-GAAP Adjusted EBITDA	$3,530	$3,463	$10,193	$17,667